Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(66,630,753)
Realized Gain (Loss) on Swap Contracts	(11,399,115)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,671,320)
Unrealized gain (loss) on Fair Value of Swap Contracts	(15,609,807)
Dividend Income	991,831
Interest Income	621,142
ETF Transaction Fees	25,150
Total Income (Loss)	$(96,672,872)

Expenses
General Partner Management Fees	$287,980
Professional Fees	97,850
Brokerage Commissions	101,455
Directors' Fees and insurance	40,546
License fees	7,199
Total Expenses	$535,030
Net Income (Loss)	$(97,207,902)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/25	$540,602,400
Additions (19,800,000 Shares)	250,137,803
Withdrawals ((10,700,000) Shares)	(142,891,973)
Net Income (Loss)	(97,207,902)

Net Asset Value End of Month	$550,640,328
Net Asset Value Per Share (45,146,103 Shares)	$12.20

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596